UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                                                                                                                December 31, 2014
     MANAGED FUTURES PREMIER ENERGY FUND L.P. II
(Exact name of registrant as specified in its charter)

New York	0-50272	03-0407557
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                           (855) 672-4468

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement
Ceres Managed Futures LLC, the general partner of the registrant (the “General Partner”), and the registrant entered into a management agreement dated January 6, 2015 (the “Management Agreement”), with Pan Capital Management, LP (the “Advisor”), a Texas limited partnership, pursuant to which the Advisor shall manage the registrant’s assets allocated to it pursuant to its Energy Trading Program (the “Program”).
The Program’s primary objective is to produce absolute returns through active trading of the US energy markets, while offering investors an opportunity to diversify their overall portfolios.   The Program also strives to minimize the risk of capital loss.
The Advisor will trade listed exchange traded futures and options on futures in the US natural gas market and, with the consent of the General Partner, other liquid US energy markets, including, but not limited to, electricity and crude oil.  With the General Partner’s consent the Advisor may also trade swaps on behalf of the registrant.  The Advisor bases energy trading on fundamental analysis rather than market timing and seeks to structure trades with asymmetric risk return.
The Advisor firmly believes solid and thorough fundamental analysis, rigorous risk management and deep understanding of energy markets are required to achieve the Program’s investment objectives.
Pursuant to the Management Agreement, the registrant pays the Advisor a monthly management fee equal to 1.25% per year of the adjusted month end net assets allocated to the Advisor.  The Advisor also receives a quarterly profit share allocation equal to 20% of New Trading Profits (as defined in the Fourth Amended and Restated Limited Partnership Agreement (defined below)) earned by the Advisor for the registrant during each calendar quarter in the form of Units of Limited Partnership Interest (as defined in the Fourth Amended and Restated Limited Partnership Agreement).
The Management Agreement expires on December 31, 2015.  If the Management Agreement is not terminated on December 31, 2015, it will automatically renew for additional one-year periods until terminated pursuant to its terms.
The Management Agreement is filed herewith as Exhibit 10.1.
Item 1.02.                          Termination of a Material Definitive Agreement.
Anthony Annunziato, the President of AAA Capital Management Advisors, Ltd. (“AAA”), has decided to retire.  Therefore, effective December 31, 2014, AAA ceased to act as the commodity trading advisor to the registrant, and the advisory agreement dated April 3, 2006, as amended, pursuant to which AAA managed the registrant’s assets, was terminated.

Item 5.03                             Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year
The registrant’s name was changed from “AAA Capital Energy Fund L.P. II” to “Managed Futures Premier Energy Fund L.P. II” effective January 1, 2015.
Effective January 1, 2015, the registrant’s third amended and restated limited partnership agreement was amended and restated (the “Fourth Amended and Restated Limited Partnership Agreement”) to reflect, among other things, (i) a change to the name of the registrant, (ii) the withdrawal of AAA as a special limited partner and (iii) the admittance of the Advisor as a special limited partner.
The Fourth Amended and Restated Limited Partnership Agreement is filed herewith as Exhibit 3.1.
Item 9.01                          Financial Statements and Exhibits
Exhibit No.	Description
3.1	Fourth Amended and Restated Limited Partnership Agreement effective January 1, 2015
10.1	Management Agreement dated January 6, 2015 by and among the registrant, Ceres Managed Futures LLC and Pan Capital Management, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAGED FUTURES PREMIER ENERGY FUND L.P. II

By: Ceres Managed Futures LLC, General Partner

By: /s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  January 7, 2015